SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 29, 2008,  Charter Communications, Inc. (the "Company") announced that its indirect subsidiaries, CCH II, LLC and CCH II Capital Corp. (collectively “CCH II”) were commencing a private exchange offer (the “Offer”) to exchange up to $500 million principal amount (subject to increase) of CCH II’s existing 10.25% Senior Notes due 2010  (the “Old Notes”) for additional 10.25% Senior Notes due 2013 of CCH II (the “New Notes).  The New Notes will be unconditionally guaranteed by Charter Communications Holdings, LLC.  The purpose of the Offer is to improve the Company’s financial flexibility by extending debt maturities.

The Offer is being conducted as a modified “Dutch auction,” pursuant to which holders of the Old Notes will have the opportunity to specify an exchange ratio at which they would be willing to exchange Old Notes for New Notes. The New Notes will be offered to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S.

The press release announcing the Offer is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 8.01:

Exhibit Number	Description

99.1	Press Release dated May 29, 2008. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CHARTER COMMUNICATIONS, INC.
                      Registrant

Dated: June 3, 2008

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 29, 2008. *

* filed herewith